THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON THE PAYEE FIRST HAVING OBTAINED A WRITTEN OPINION OF MAKER’S COUNSEL, OR OTHER COUNSEL ACCEPTABLE TO MAKER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE “BLUE SKY” OR OTHER SIMILAR SECURITIES LAW.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$______,000	August 8, 2007

FOR VALUE RECEIVED, SMF Energy Corporation, a Delaware corporation (“Maker”), promises to pay to the order of _________________ or his/ her/ its assigns (“Payee”), at such place as the Payee may designate in writing, in lawful money of the United States of America, the principal sum of ______________________ Thousand Dollars ($____,000). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

1. Principal Payments. The principal amount of this promissory note (the “Note” and, collectively with substantially identical promissory notes of Maker, the “Notes”) shall be due and payable on December 31, 2009 (the “Due Date”). The outstanding principal balance of this Note may be prepaid by Maker prior to maturity as provided in Section 5 of this Note.

2. Interest. The outstanding principal balance of this Note shall accrue interest at a fixed rate of eleven and one-half percent (11½%); provided, however, that following an Event of Default (as defined below), the outstanding principal balance of this Note shall bear interest as provided in Section 8 of this Note. Interest shall be calculated on the basis of a 360-day year. Accrued interest on this Note shall be paid semi-annually, on each January 1 and July 1, beginning January 1, 2008, until the outstanding principal balance of this Note is paid in full.

3. Interest Method of Payment; Application. All payments (including any prepayments) shall be made on the due date thereof by wire transfer of immediately available funds to such bank account as Payee may from time to time designate in writing. All cash payments of interest shall be made on the due date thereof by check drawn on a United States bank. Payments (including all prepayments) received by Payee on this Note shall be applied first to the payment of accrued and unpaid interest and only thereafter to the outstanding principal balance of this Note.

4. Subordination. Payee agrees that, except for the first priority security interest in certain collateral (the “Collateral”) granted by Maker and its subsidiaries H & W Petroleum

Company, Inc. (“H & W”) and SMF Services, Inc. (“SSI”) (Maker, H & W and SSI are referred to collectively as the “Companies”) to Payee and other holders of the Notes (collectively, the “Payees”), pursuant to the Security Agreement of even date herewith (the “Security Agreement”) between the Companies and the trustee (“Trustee”) named in the Indenture Agreement for the Notes (the “Indenture”), the payment of principal and interest on this Note are expressly subordinated to the rights and interests of Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (“Wachovia”) pursuant to and in connection with, and the payment of all existing and future amounts owed to Wachovia by the Companies under, the line of credit facility between Wachovia and Companies pursuant to that certain Loan and Security Agreement dated September 26, 2002, as now or hereafter amended (the “Line of Credit”), and to any other institutional credit facility into which Maker may subsequently enter to replace the Line of Credit requiring that the lender rank in a senior position to other debt of Maker (the “Replacement Facility”) (the Line of Credit and the Replacement Facility are collectively referred to as the “Loan Agreements”). Payee and Maker agree that, except for Payee’s first priority security interest in the Collateral under the Security Agreement, the terms and conditions governing and applicable to the subordination of this Note and the indebtedness evidenced hereby are and shall be, in all material respects (conformed, as necessary, for this Note and the related indebtedness) identical to the terms and conditions of that certain Subordination Agreement (the “Subordination Agreement”) dated July 13, 2007, by, Wachovia, Maker, and a creditor of Maker (“Loan Holder”), a copy of which is attached hereto as Exhibit B and incorporated by reference herein. By Payee’s acceptance of this Note, Payee shall be deemed to have joined as a party to the Subordination Agreement and to be a Loan Holder thereunder and this Note shall be deemed to be part of the “Notes” and “Subordinated Debt” referenced therein, except with respect to the first priority security interest in the Collateral granted by the Companies to Payees pursuant to the Security Agreement. Payee and Maker hereby expressly ratify, approve and adopt the terms of the Subordination Agreement (conformed, as necessary) with respect to this Note and the indebtedness represented hereby. Payee and Maker further agree that this Note may not, without the prior written consent of Wachovia (or the new lender if the Line of Credit has been fully repaid and terminated and there is a Replacement Facility in place), be repaid from the proceeds of Maker’s issuance or sale of new debt securities or other indebtedness, provided, however, nothing herein restricts or limits Maker’s ability to repay this Note with the proceeds of Maker’s issuance of equity securities unless such repayment is prohibited by the Loan Agreements. Nothing herein shall be deemed to restrict or limit the rights of Payees and Trustee with respect to the Collateral under the Security Agreement, which rights are not affected in any way by the Subordination Agreement. Upon request, Payee agrees to execute and deliver such other documents and instruments as Wachovia or any senior institutional lender may reasonably request to acknowledge and effect the foregoing subordination.

5. Redemption and Prepayment.

(a) Optional Redemption. At any time after the date of this Note, Maker shall have the option to redeem this Note, in whole or in part, without prepayment penalty or premium, except that, if such pre-payment is proposed to be made before the first anniversary of the issuance of the Note, then a prepayment penalty equal to three percent (3%) of the principal amount being redeemed shall also be paid. In addition to the principal amount being pre-paid and the pre-payment penalty, if any, Maker shall also pay any accrued but unpaid interest on the entire outstanding principal balance of this Note at the time of redemption.

(b) Notice to Wachovia. If Maker elects to redeem this Note in accordance with the terms of this Section 5, it shall furnish to Wachovia, at least fifteen (15) days (unless Wachovia agrees in writing to a shorter period) but not more than sixty (60) days before a redemption date, notice in writing that includes the redemption date, the amount of principal due on this Note to be redeemed. Trustee must also approve a notice period shorter than fifteen (15) days.

(c) Notice to Payee. At least fifteen (15) days but not more than sixty (60) days (the “Payee Notice Period”) before a redemption date, Maker shall mail or cause to be mailed a notice of redemption to Payee. The notice shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) that this Note called for redemption must be surrendered to Maker to collect the redemption price; and

(iv) that, unless Maker defaults in making such redemption payment, interest on this Note called for redemption ceases to accrue on the redemption date.

(d) Effect of Notice of Redemption. This Note will become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

(e) Conversion Prior to Redemption or Merger. During the Payee Notice Period, the Payee may elect to convert fifty percent (50%) of the original principal amount of this Note into common stock of Maker in accordance with Section 6 hereof rather than permit the Note to be redeemed. If there is a partial redemption and Payee elects to convert a portion of this Note instead of permitting the redemption of this Note, Payee may apply all or any portion of Payee’s fifty percent (50%) conversion right to the amount that would otherwise be redeemed, as Payee so elects. If and to the extent that there is a partial redemption and Payee elects not to exercise Payee’s conversion rights, Payee’s conversion rights will remain at fifty percent (50%) of the original principal amount or this Note, reduced by the amount, if any, that was converted at any time prior to such redemption.

(f) Note Redeemed or Converted in Part. If less than the entire principal amount of this Note is redeemed or converted, Maker will deliver to Payee, at Maker’s expense, a new promissory note in the same form of this Note in an amount equal in principal to the unredeemed and unconverted portion of this Note not more than thirty (30) days after such partial conversion or redemption.

6. Conversion.

(a) Fifty percent (50%) of the original principal amount of this Note is convertible by the holder hereof into shares (“Shares”) of Maker’s common stock (“Common Stock”) at the official closing price of the Common Stock as reported by the Nasdaq Stock Market on the date of issuance of this Note or the immediately preceding trading day (the “Initial Conversion Price”).

(b) The remaining fifty percent (50%) of the principal amount of the Notes (the “Balance Amount”) will be convertible into Shares only if Maker subsequently determines, in its discretion, to grant additional conversion rights to Payee. Any such grant of additional conversion rights by Maker shall be accompanied by written notice of the terms and conditions of such grant to Payee. Any such additional conversion rights will be granted at a price set by Maker, which price will in no event be less than the official closing price of the Common Stock as reported by the Nasdaq Stock Market on the day such additional conversion rights are granted or on the immediately preceding trading day (the “Balance Conversion Price”)(the Balance Conversion Price and the Initial Conversion Price are referred to collectively herein as the “Note Price”).

(c) Upon conversion of this Note, certificates for the Shares so purchased shall be delivered to Payee within three (3) business days of the Maker’s actual receipt of this original Note and a completed Notice of Conversion in substantially the same form attached hereto as Exhibit A.

(d) The number and kind of securities purchasable upon the conversion of this Note and the Note Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i) In case of any reclassification or change of outstanding securities of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of Maker with or into another corporation (other than a merger with another corporation in which Maker is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon conversion of this Note), or in case of any sale of all or substantially all of the assets of Maker, Payee shall have the right upon conversion of this Note to receive, in lieu of Shares of Common Stock theretofore issuable upon conversion of this Note, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of Common Stock. These provisions shall similarly apply to successive reclassifications, changes, mergers and transfers.

(ii) If Maker at any time while this Note remains outstanding and unexpired shall subdivide or combine its Common Stock, the Note Price shall be proportionately adjusted. In the case of a subdivision, the Note Price shall be proportionately decreased and the number of Shares shall be proportionately increased. In the case of a combination, the Note Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

(iii) If Maker at any time while this Note is outstanding and unexpired shall pay a dividend or other distribution with respect to Common Stock or any other equity interest in Maker which is payable in Common Stock (except any distribution specifically provided for in the foregoing paragraph (i) or (ii)) then the Note Price and the number of Shares into which this Note may be converted shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution to that price determined by multiplying the Note Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(iv) When there is an adjustment in the Note Price and a corresponding increase in the number of Shares of Common Stock that can be obtained by conversion, the adjustment to the number of Shares shall be made by multiplying the number of Shares purchasable immediately prior to such adjustment in the Note Price by a fraction, the numerator of which shall be the Note Price immediately prior to such adjustment and the denominator of which shall be the Note Price immediately thereafter, with the adjustment being made to the nearest whole share.

(v) Whenever the Note Price shall be adjusted, Maker shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Note Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Payee.

(vi) If Maker proposes (A) to declare any dividend or distribution upon any class or series of its stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (B) to effect any reclassification or recapitalization of the Common Stock outstanding involving a change in the Common Stock; or (C) to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all its assets or property, or to liquidate, dissolve or wind up, whether voluntary or involuntary, then Maker shall send to the Payee at least ten (10) days’ prior written notice of the record date for any such event and prompt notice of any material change in the terms of any such transaction.

(e) No fractional Shares of Common Stock will be issued in connection with any conversion of this Note.

(f) Payee shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of Maker which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Payee any of the rights of a stockholder of Maker before this Note has been converted.

7. Notices.

(a) Maker shall give prompt written notice to Trustee and Payee under those circumstances in which notice is required to be given by Maker pursuant to the terms of the Indenture or this Note.

(b) Trustee and any successor Trustee shall (i) provide prompt written notices to Payee under those circumstances in which notice is required to be given by Trustee pursuant to the terms of the Indenture and as provided in Section 10 below and (ii) mail to all Payees any notice it receives from Payee pursuant to Section 10 below.

(c) Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, (i) if to Trustee, to the address set forth in Section 12.1 of the Indenture or to such other address as shall be designated by Trustee to Maker and Payees in writing, (ii) if to Payee, to the address noted under Payee’s name on the signature page attached to the Securities Purchase Agreement or to such other address as shall be designated by Payee to Maker and Trustee in writing and (iii) if to Wachovia, to the address noted in Section 7(e) below or to such other address as shall be designated by Wachovia to Payee, Maker and Trustee in writing. All such notices and correspondence shall be effective when received.

(d) If Maker or Payee mail a notice to one another pursuant to the terms of this Note, they shall also deliver or mail a copy to Trustee and Wachovia at the same time. Any notice from Wachovia to Payees shall be sufficiently provided if delivered to the Trustee pursuant to this Section 7.

(e) Any notice to be delivered to Wachovia shall be delivered to the following address (unless otherwise amended in writing to the entity delivering such notice):

Wachovia Bank, National Association 110 East Broward Blvd., Suite 2050 Ft. Lauderdale, FL 33301 Phone No.: (954) 467-2262 Facsimile No.: (954) 467-5520 Attention: Pat Cloninger

8. Events of Default. The entire principal balance of this Note shall, at the option of Payee and pursuant to the provisions set forth in Section 10, immediately be due and payable upon the occurrence of one or more of the following events (each, an “Event of Default”): (i) Maker shall default in any payment of principal or interest on this Note when the same shall become due and payable, whether by acceleration or otherwise, when such default is not cured within thirty (30) days after Payee or Trustee provides written notice to Maker of such default; (ii) Maker shall default in any payment of principal or interest on any other senior indebtedness for borrowed money, including, but not limited to the Line of Credit; (iii) Maker shall apply for, or consent to, the appointment of a receiver, trustee or liquidator of Maker or of its property, admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of creditors; or (iv) Maker shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors, or a court order approving a petition filed against Maker under the federal bankruptcy laws shall be entered against Maker, which order shall not have been vacated or set aside within thirty (30) days. Upon the occurrence of any one or more Events of Default (i) Payee or Trustee, at its option and without further notice, demand or presentment for payment to Maker or others, may declare immediately due and payable the entire unpaid principal amount hereof; (ii) thereafter interest shall accrue on the outstanding principal balance at fifteen percent (15%) per annum from the date of such Event of Default until the date the unpaid principal balance hereof is paid in full; and (iii) Maker shall pay all costs, fees and expenses, including, without limitation, reasonable trial and appellate attorneys’ fees and expenses, paid or incurred by Payee or Trustee in connection with collection of this Note, whether paid or incurred in connection with collection by suit or otherwise. The waiver by Payee or Trustee of Maker’s prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by Payee or Trustee to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

9. SEC Reports. In the event Maker is no longer a reporting company with the Securities and Exchange Commission (“SEC”), Maker will provide Payee with copies of the information and financial statements that would be required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Forms 10-K and 10-Q, at such times that any such form would be required to be filed with the SEC if Maker were a reporting company. At such time, Maker will also make available copies of any quarterly and annual reports that Maker makes available to its stockholders. Any delivery of such reports, information, documents, and other reports to Payee is for informational purposes only and Payee’s receipt thereof will not constitute notice or constructive notice of any information contained in such reports or determinable from information contained in such reports.

10. Limitation on Suits.

(a) Other than as provided in Sections 10(c) and 10(d) below, upon an Event of Default, Payee may pursue any available remedy, whether provided for in this Note, the Indenture, the Security Agreement, or otherwise, only if:

(i) Trustee has notice of such Event of Default;

(ii) Holders of at least twenty-five percent (25%) in principal amount of the Notes make a written request to Trustee to pursue the remedy;

(iii) Trustee either (A) gives to such holders notice that Trustee will not comply with such request, or (B) does not comply with such request within fifteen (15) days after receipt of the request from such holders; and

(iv) Holders of more than sixty-six and 2/3 percent (66 2/3%) of the principal amount of the Notes do not give Trustee written notice inconsistent with the request delivered under Section 10(a)(ii) prior to the earlier of (A) the date on which Trustee delivers a notice under Section 10(a)(iii)(A) or (B) the expiration of the period described in Section 10(a)(iii)(B).

(b) Payee may not use this Note to prejudice the rights of another Payee or to obtain a preference or priority over another Payee.

(c) Notwithstanding any other provision of this Note, Payee’s right to receive payment of principal and interest on this Note on or after the respective due dates expressed in this Note, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the written consent of Payee.

(d) Except as otherwise provided in the Subordination Agreement, nothing in this Note will limit or defer Payee’s right or ability to petition for commencement of a case under federal bankruptcy laws pertaining to Maker.

11. Miscellaneous. This Note shall be construed in accordance with and be governed by the internal laws of the State of Delaware. Maker hereby: (i) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Maker liable with respect to this Note; (ii) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (iii) waives any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding. Notwithstanding anything to the contrary contained herein, the interest rate payable hereon shall not exceed the maximum rate of interest permissible under applicable law. To the extent any payment to Payee, or to Trustee on Payee’s behalf, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Maker or its successors or assigns under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations, or part thereof, under this Note that have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction. Maker agrees to pay any documentary stamp required with respect to the execution, delivery, performance or enforcement of this Note. Maker’s obligations hereunder shall be absolute and unconditional and shall not be affected by any circumstance, happening or event whatsoever, including any setoff, counterclaim, recoupment, defense or other right that Maker may have against Payee or any other person for any reason whatsoever, whether arising out of or as a result of any contract, agreement or transaction between Maker and Payee, or otherwise. This Note may not be modified, amended or terminated, except in a writing executed by Maker and Payee; provided that, Wachovia shall receive ten (10) days prior written notice of any such modification, amendment or termination and provided further if and to the extent that any modification, amendment or termination affects the rights of Wachovia provided by the subordination provisions of this Note or the Subordination Agreement, such modification, amendment or termination shall also require Wachovia’ written consent. A consent to an amendment or a waiver by Payee will bind Payee and every subsequent holder of this Note or portion of the Note that evidences the same debt as the consenting Payee’s Note, even if a notation of the consent or waiver is not made on the Note. Time is of the essence with respect to Maker’s obligations and agreements under this Note.

IN WITNESS WHEREOF, the parties have caused this Note to be executed by their duly respective officers or persons as of the date first set forth above.

SMF ENERGY CORPORATION

By:

Richard E. Gathright
Chief Executive Officer and President

AGREED TO AND ACCEPTED:

________________________________
Name or Individual or Entity (Printed)

_____________________________________
Signature

_____________________________________
Title (if applicable)

Exhibit A

NOTICE OF CONVERSION

TO: SMF ENERGY CORPORATION

1. The undersigned note holder (“Holder”) hereby elects to convert $____________ of the principal amount of the August 8, 2007 11½% Senior Secured Convertible Promissory Note (the “Note”) of SMF Energy Corporation (“SMF”) payable to Holder into ____________ shares of the Common Stock of SMF (the “Shares”) at the $________per Share price prescribed by the Note (the “Note Price”). Enclosed herewith is the original Note, tendered for such conversion. If and to the extent that additional sums remain owed under the Note after such conversion, SMF is directed to issue a new replacement Note to Holder representing the unpaid balance of the Note after the conversion.

2. By this conversion, Holder does not waive any payment of unpaid interest on the converted portion of the Note that accrued prior to the date of conversion. Any such accrued but unpaid interest is not payable until the next regular date set forth in the Note for payment of interest on the Note.

2. Please issue a certificate or certificates representing the Shares in the name of Holder or in such other names as may be specified below:

3. [For use only in the absence of an effective registration statement covering the Shares] Holder represents that the Shares are being acquired for the account of Holder, for investment purposes, and not with a view to, or for resale in connection with, the distribution thereof and that Holder has no present intention of distributing or reselling such Shares. In support thereof, Holder has executed an Investment Representation Statement attached to this Notice as Attachment 1.

NAME OF HOLDER:  __________________________________

Date:  ___________________________________                                                ______________________________________
(Signature of Holder)

Attachment 1
to Notice of Conversion

INVESTMENT REPRESENTATION STATEMENT

HOLDER:       ____________________________________

COMPANY:  SMF ENERGY CORPORATION

SECURITY:  SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND UNDERLYING COMMON STOCK

AMOUNT:    ____________________________________

DATE:            ____________________________________

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (“Holder”) represents to Company the following:

(a) Holder is aware of Company’s business affairs and financial condition, and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Securities. Holder is purchasing these Securities for Holder’s own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Holder understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. In this connection, Holder understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if Holder’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) Holder further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Holder understands that Company is under no obligation to register the Securities except as set forth in the Warrant. In addition, Holder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for Company.

(d) Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non- public offering subject to the satisfaction of certain conditions.

(e) Holder further understands that at the time Holder wishes to sell the Securities there may be no public market upon which to make such a sale.

(f) Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Signature of Holder:

Date:    __________________________________                                               ______________________________________